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                                                               Exhibit (h)(2)(c)


                                  SCHEDULE A-2
                                  ------------

                         EATON VANCE MUTUAL FUNDS TRUST
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                        ADMINISTRATIVE SERVICES AGREEMENT

                            EFFECTIVE: JUNE 19, 2000


                Eaton Vance Tax-Managed Capital Appreciation Fund

                Eaton Vance Floating-Rate High Income Fund

               Fee: 0.15% of average  daily net assets per annum,  computed  and paid monthly